================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              FLIR SYSTEMS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                            [LOGO OF FLIR SYSTEMS]

                            16505 S.W. 72ND AVENUE
                            PORTLAND, OREGON 97224
                                (503) 684-3731

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 5, 1998

To the Shareholders of FLIR Systems, Inc.:

  NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "Annual Meeting") of FLIR Systems, Inc. (the "Company") will be held on Tuesday, May 5, 1998, at 2:00 p.m., at the Multnomah Athletic Club, 1849 S.W. Salmon Avenue, Portland, Oregon 97205 for the following purposes:

  1. ELECTION OF DIRECTORS. To elect six directors.

  2. AMENDMENT OF THE COMPANY'S 1992 STOCK INCENTIVE PLAN. To approve an amendment to the Company's 1992 Stock Incentive Plan.

  3. RATIFICATION OF APPOINTMENT OF AUDITORS. To ratify the appointment by the Board of Directors of Price Waterhouse LLP as independent auditors of the Company for the fiscal year ending December 31, 1998; and

  3. OTHER BUSINESS. To transact such other business as may properly come before the meeting or any adjournments thereof.

  The Board of Directors of the Company has fixed the close of business on March 6, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                          By Order of the Board,

                                          /s/ Robert P. Daltry

                                          Robert P. Daltry
                                          Chairman of the Board of Directors
                                           and Chief Executive Officer

Portland, Oregon
April 3, 1998

   IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                              FLIR SYSTEMS, INC.
                            16505 S.W. 72ND AVENUE
                              PORTLAND, OR 97224
                                (503) 684-3731

                               ----------------

                                PROXY STATEMENT
                                    FOR THE
                        ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 5, 1998

                               ----------------


                                 INTRODUCTION

GENERAL

  This Proxy Statement is being furnished to the shareholders of FLIR Systems, Inc., an Oregon corporation ("FLIR" or the "Company"), as part of the solicitation of proxies by the Company's Board of Directors (the "Board of Directors") from holders of the outstanding shares of FLIR common stock, par value $0.01 per share (the "Common Stock"), for use at the Company's Annual Meeting of Shareholders to be held on May 5, 1998, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, shareholders will be asked to elect six members of the Board of Directors, amend the Company's 1992 Stock Incentive Plan, ratify the appointment by the Board of Directors of Price Waterhouse LLP as independent auditors of the Company for the fiscal year ending December 31, 1998, and transact such other business as may properly come before the meeting or any adjournments thereof. This Proxy Statement, together with the enclosed proxy card, is first being mailed to shareholders of FLIR on or about April 3, 1998.

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

  The Board of Directors has fixed the close of business on March 6, 1998 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to vote at the Annual Meeting, with each such share entitling its owner to one vote on all matters properly presented at the Annual Meeting. On the record date, there were approximately 3,500 beneficial holders of the 9,857,399 shares of Common Stock then outstanding. The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

  If the enclosed form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE ELECTION OF THE SIX NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS, FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S 1992 STOCK INCENTIVE PLAN AND FOR THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors.

  The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder's proxy. A shareholder may, however, revoke a proxy at any time prior to its exercise by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, Corporate Secretary, FLIR

Systems, Inc., 16505 S.W. 72nd Avenue, Portland, Oregon 97224, or by attending the Annual Meeting and voting in person. However, a shareholder who attends the meeting need not revoke a previously executed proxy and vote in person unless such shareholder wishes to do so. All valid, unrevoked proxies will be voted at the Annual Meeting.

                             ELECTION OF DIRECTORS

  At the Annual Meeting six directors will be elected. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the number of directors constituting the Board of Directors may be reduced prior to the Annual Meeting or the proxies may be voted for the election of such other person as the Board of Directors may recommend.

  Under the Company's articles and bylaws, the directors are divided into three classes. The term of office of only one class of directors expires in each year, and their successors are elected for terms of three years and until their successors are elected and qualified. There is no cumulative voting for election of directors.

  In December 1997, the size of the Company's Board of Directors was increased from six to nine members. This action was taken in connection with the Company's acquisition of all of the outstanding shares of capital stock of AGEMA Infrared Systems AB, a corporation organized under the laws of Sweden, and certain of its affiliates ("AGEMA") in exchange for a total of 4,162,000 shares of the Company's Common Stock (the "Acquisition"). The Acquisition was completed effective as of December 1, 1997 pursuant to the terms of a Combination Agreement dated as of October 6, 1997 (the "Combination Agreement") by and among FLIR, Spectra-Physics AB, a corporation organized under the laws of Sweden ("Spectra") and certain of Spectra's affiliates (together, the "Spectra Companies"). In connection with the Acquisition, the Board of Directors elected as directors Lars Spongberg, Leif Bergstrom, Patrick L. Edsell and Egon Linderoth (together, the "New Directors"), three of whom were designated by Spectra, to fill the vacancies created by the increase in the size of the Board and the retirement of George Porter from the Board. Each of the New Directors was elected to a term expiring at the Annual Meeting, and each has been nominated for election at the Annual Meeting for the terms described under "Information as to Nominees and Continuing Directors" below.

  Pursuant to the terms of the Combination Agreement, FLIR has agreed to use its reasonable best efforts to cause the number of designees of Spectra who are serving on the Board of Directors to be maintained at the number described below: (i) three designees if on the date of mailing of the notice for the annual shareholder meeting where such directors shall be up for election, the Spectra Companies own thirty percent (30%) or more of the then issued and outstanding shares of Common Stock, (ii) two designees if on the date of mailing of the notice for the annual shareholder meeting where such directors shall be up for election, the Spectra Companies own less than thirty percent (30%) but more than or equal to twenty percent (20%) of the then issued and outstanding shares of Common Stock, and (iii) one designee if on the date of mailing of the notice for the annual shareholder meeting where such directors shall be up for election, the Spectra Companies own less than twenty percent (20%) but more than or equal to ten percent (10%) of the then issued and outstanding shares of Common Stock. If at some point in the future the Spectra Companies own less than ten percent (10%) of the then issued and outstanding shares of Common Stock, the Spectra Companies shall no longer be entitled to the rights described above.

  As a result of the Acquisition, Spectra and its affiliates now own approximately 42 percent of the outstanding shares of Common Stock. By virtue of their stock ownership position and Board representation, Spectra and its affiliates will be able to significantly influence the direction and policies of FLIR, the election of the FLIR Board of Directors and the outcome of any other matter requiring shareholder approval, including any merger, consolidation, sale of substantially all of the assets of FLIR or other change of control transaction.

  Information as to Nominees and Continuing Directors. The following table sets forth the names of the Board of Directors' nominees for election as a director and those directors who will continue to serve after the Annual Meeting. Also set forth is certain other information with respect to each such person's age at April 3, 1998, principal occupation or employment during the past five years, the periods during which he has served as a director of FLIR, the expiration of his term as a director and the positions currently held with FLIR.

                                                  EXPIRATION
                                                    OF TERM
                              DIRECTOR EXPIRATION  FOR WHICH
  NOMINEES:               AGE  SINCE    OF TERM    NOMINATED   POSITION HELD WITH FLIR
  ---------               --- -------- ---------- ----------   -----------------------
  W. Allen Reed            50   1992      1998       2001      Director
  J. Kenneth Stringer III  45   1993      1998       2001      President, Chief Operating Officer
                                                               and Director
  Leif Bergstrom           59   1998      1998       1999      Vice Chairman of the Board of Directors
  Lars Spongberg           53   1998      1998       2001      Director
  Patrick L. Edsell        50   1998      1998       2000      Director
  Egon Linderoth           61   1998      1998       2000      Director

  CONTINUING DIRECTORS:
  ---------------------
  Robert P. Daltry         54   1987      1999        --       Chairman of the Board of Directors and
                                                               Chief Executive Officer
  John C. Hart             64   1987      1999        --       Director
  Ronald L. Turner         51   1993      2000        --       Director

  W. Allen Reed. Mr. Reed has served as a Director of the Company since April 1992. Mr. Reed is President of General Motors Investment Management Corporation. From 1991 to 1994, Mr. Reed was Vice President and Treasurer of GM Hughes Electronics Corporation and Hughes Aircraft Company ("Hughes"). From 1984 to 1991, Mr. Reed was President of the Hughes Investment Management Company, a wholly-owned subsidiary of Hughes. Prior to joining Hughes, Mr. Reed was Vice President and Portfolio Manager for Allen & Associates Investment Management Company. Mr. Reed serves on the Boards of Directors of Westrec Financial Corporation, General Motors Acceptance Corporation, Motors Insurance Corp., Taubman Centers, Inc. and Foreign Fund, Inc. Mr. Reed also serves as Chairman of the Investment Advisory Committee for the Howard Hughes Medical Institute.

  J. Kenneth Stringer III. Mr. Stringer joined the Company in 1984 as Vice President of Finance and Chief Financial Officer and was appointed Executive Vice President in 1990. Mr. Stringer was elected to the Board of Directors in April 1993. In April 1995, Mr. Stringer was appointed President and Chief Operating Officer. Prior to joining the Company, Mr. Stringer spent six years with Evans Products Company, Portland, Oregon, as Director of Financial Reporting. He started his career with Touche Ross and Company (which subsequently became Deloitte & Touche). Mr. Stringer received his B.S. degree from the University of Oregon, with a major in Accounting. He is a Certified Public Accountant.

  Leif Bergstrom. Mr. Bergstrom joined the Company in December 1997 in connection with the Company's acquisition of AGEMA, and currently serves as Vice Chairman of the Board. Prior to the acquisition of AGEMA, from 1995 to 1997, Mr. Bergstrom served as President of the Industrial Measurement Group of Spectra-Physics AB, the former parent company of AGEMA. From 1984 to 1995, he was President and Chief Executive Officer of AGEMA. Mr. Bergstrom currently serves on the Board of Directors of Nobel Elektronik AB, BLH Electronics, Inc. and the Institute for Optical Research. Mr. Bergstrom received a M.Sc. in Electronic Engineering from The Royal Institute of Technology in Stockholm and received an MBA from the Stockholm School of Economics.

  Lars Spongberg. Mr. Spongberg was elected to the Board of Directors in December 1997 in connection with the Company's acquisition of AGEMA. Mr. Spongberg has served as President of Spectra-Physics AB, the former parent company of AGEMA, since 1996 and has been a member of the Spectra Board of Directors since

April 1997. From 1995 to 1996, he was Senior Vice President of Autoliv AB, an automotive parts manufacturer, and was previously President of Svenska Handelsbaken, a commercial bank, from 1993 to 1995.

  PATRICK L. EDSELL. Mr. Edsell was elected to the Board of Directors in December 1997 in connection with the Company's acquisition of AGEMA. Mr. Edsell is currently President and Chief Executive Officer of Spectra-Physics, Inc., formerly a U.S. subsidiary of Spectra-Physics AB, and has served in that capacity since 1990. Mr. Edsell also served as Vice President of Finance and Chief Financial Officer of Spectra-Physics AB from 1984 to 1991. A graduate of the U.S. Air Force Academy with a B.S. in Economics, Mr. Edsell received an M.A. in Economics from Ohio State University and an MBA from the University of New Mexico.

  EGON LINDEROTH. Mr. Linderoth was elected to the Board of Directors in December 1997 in connection with the Company's acquisition of AGEMA. Mr. Linderoth is President of Ostermans Aero AB, an aerospace company in Sweden. Prior to joining Ostermans, Mr. Linderoth served as President and Chief Executive Officer of Celsius Industries AB from 1995 to 1996, and President and Chief Executive Officer of Bofors AB from 1992 to 1995. Mr. Linderoth currently serves on the Board of Directors of Spectra-Physics AB, the Swedish Industrial Development Fund, Faufoss AS, Karlskoga Invest AB and is a member of the Swedish Royal Academy of War Science. Mr. Linderoth received his Baccalaureate in 1958 and an MBA from the Stockholm School of Economics.

  ROBERT P. DALTRY. Mr. Daltry joined the Company in 1987 as President and Chief Executive Officer and a member of the Board of Directors. He was elected Chairman of the Board of Directors in April 1993. From 1984 to 1987, Mr. Daltry was employed by Lear Siegler, Inc., an aerospace company, where he served as Vice President of Marketing for the Instrument and Avionics Systems Division. From 1981 to 1984, Mr. Daltry served as Regional Manager for Singer-Kearfott, an aerospace company. Mr. Daltry holds a B.A. in Accounting from Grove City College and is a graduate of the U.S. Army Command and General Staff College.

  John C. Hart. Mr. Hart has served as a Director of the Company since February 1987 and as Chairman of the Board of Directors from 1987 to April 1993. From 1982 until his retirement in 1993, Mr. Hart served as Vice President of Finance, Treasurer and a member of the Board of Directors of Louisiana-Pacific Corporation.

  Ronald L. Turner. Mr. Turner was elected to the Board of Directors in 1993. Since 1997, Mr. Turner has served as Executive Vice President of Ceridian Corporation. From 1993 to 1997, Mr. Turner served as President and Chief Executive Officer of Computing Devices International, an aerospace company, which is a division of Ceridian Corporation. From 1987 to 1993, Mr. Turner was President and Chief Executive Officer of GEC-Marconi Electronic Systems Corporation, a defense electronics company. Prior to 1987, Mr. Turner worked for Martin Marietta Corporation for 14 years in a variety of executive positions. Mr. Turner serves on the Board of Directors of BTG, Inc., the American Electronics Association and on the Board of Governors of the Aerospace Industries Association of America, Inc. He is also a past President and a member of the Board of Governors of the Massachusetts Institute of Technology Society of Sloan Fellows.

  Board of Directors Committees and Nominations by Shareholders. The Board of Directors acts as a nominating committee for selecting nominees for election as directors. The Company's bylaws also permit shareholders to make nominations for the election of directors, if such nominations are made pursuant to timely notice in writing to the Company's Secretary. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the date of the meeting, provided that at least 60 days notice or prior public disclosure of the date of the meeting is given or made to shareholders. If less than 60 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received by the Company not later than the close of business on the tenth day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. A shareholder's notice of nomination must also set forth certain information specified in the Company's bylaws concerning each person the shareholder proposes to nominate for election and the nominating shareholder.

  The Board of Directors has appointed a standing Audit Committee. The members of the Audit Committee currently are Messrs. Reed and Hart. The Audit Committee reviews the scope of the independent annual audit, the independent public accountants' letter to the Board of Directors concerning the effectiveness of the Company's internal financial and accounting controls and management's response to that letter, if deemed necessary. The audit committee met one time during the fiscal year ended December 31, 1997. The Board of Directors also has appointed a Compensation Committee which reviews executive compensation and makes recommendations to the full Board regarding changes in compensation, and also administers the Company's stock option plans. During the fiscal year ended December 31, 1997, the Compensation Committee held two meetings. The members of the Compensation Committee currently are Messrs. Hart and Turner.

  During 1997, the Company's Board of Directors held seven meetings. Each incumbent director attended more than 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board on which he served during the period that he served.

  See "Management--Executive Compensation" for certain information regarding compensation of directors.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF ITS NOMINEES FOR DIRECTOR. If a quorum is present, the Company's bylaws provide that directors are elected by a plurality of the votes cast by the shares entitled to vote. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

                                  MANAGEMENT

EXECUTIVE OFFICERS

  The executive officers of the Company are as follows:

NAME                      AGE POSITION
----                      --- --------
Robert P. Daltry........  54  Chairman of the Board of Directors and Chief Executive
                              Officer
Leif Bergstrom..........  59  Vice Chairman of the Board of Directors
J. Kenneth Stringer III.  45  President and Chief Operating Officer
Arne Almerfors..........  53  Executive Vice President
Joseph E. Conrad........  61  Vice President, Manufacturing
James A. Fitzhenry......  42  Vice President, General Counsel and Secretary
Dr. J. Richard Kerr.....  60  Vice President, Advanced Technology Business Development
William N. Martin.......  42  Vice President, Sales
Steven R. Palmquist.....  47  Vice President, Operations
J. Mark Samper..........  37  Vice President, Finance and Chief Financial Officer
David Smith.............  38  Vice President, International Sales

  Information concerning the principal occupation of Messrs. Daltry, Stringer and Bergstrom is set forth under "Election of Directors." Information concerning the principal occupation during the last five years of the executive officers of the Company who are not also directors of the Company is set forth below.

  Arne Almerfors. Mr. Almerfors joined the Company in December of 1997 in connection with the Company's acquisition of AGEMA, and currently serves as Executive Vice President. From 1995 to 1997, Mr. Almerfors was President and Chief Executive Officer AGEMA. From 1989 to 1995, Mr. Almerfors served as President and Chief Executive Officer of CE Johansson AB, a manufacturer of coordinate measuring devices. Mr. Almerfors received a Masters of Political Science in addition to post-graduate courses in corporate finance and accounting from the University of Stockholm.

  JOSEPH E. CONRAD. Mr. Conrad joined the Company in August of 1996 as Vice President of Manufacturing. He comes to the Company with over thirty years of experience in operations and manufacturing management. Prior to joining the Company, Mr. Conrad served since 1994 as Cable Plant Manager and Business Unit Operations Manager for Precision Interconnect (AMP, Inc.) and also served as Vice President of Operations for both Burr-Brown Corporation and Bipolar Integrated Technologies, Inc., Division General Manager and Manufacturing Manager of several divisions of Tektronix, Inc. and Manufacturing Manager of several divisions of Hewlett Packard Company. Mr. Conrad received his B.S. in Electrical Engineering from the University of Wisconsin.

  JAMES A. FITZHENRY. Mr. Fitzhenry joined the Company in 1993 as Corporate Counsel and Director of Administration, and was appointed Vice President, General Counsel and Secretary in 1995. From 1990 to 1993, Mr. Fitzhenry served in the White House during the Bush Administration in the Office of Policy Development and the Office of Cabinet Affairs. Previously, he served as legal counsel and legislative director to Senator Mark O. Hatfield (R-Ore.) and practiced law in Portland, Oregon. Mr. Fitzhenry received his B.A. from the University of Oregon and received his J.D. and Masters of Management degrees from Willamette University.

  DR. J. RICHARD KERR. Dr. Kerr joined the Company in 1987 as Vice President of Engineering and Product Development. In 1995, Dr. Kerr was named Vice President of Advanced Technology Business Development. Previously he acted as a consultant with several venture capital firms and start-up high technology businesses for four years. He was Vice President of Marketing of Flight Dynamics, an aviation electronics company, from 1979 to 1984. Dr. Kerr also served as President, Vice President and Professor of the Oregon Graduate Center. Dr. Kerr received his Ph.D., M.S. and B.S. in Electrical Engineering from Stanford University.

  WILLIAM N. MARTIN. Mr. Martin joined the Company in 1994 as Director of Sales and was appointed Vice President of Sales for the Company in 1995. Prior to joining the Company, Mr. Martin was employed by AGEMA Infrared Systems, Inc., where he initially served as Western Regional Sales Manager and then National Sales Manager. Prior to joining AGEMA, Mr. Martin served as Regional Manager for Hughes Aircraft Company. Mr. Martin who is an instrument multi-engine commercial pilot, attended Wichita State University, majoring in speech and communications.

  STEVEN R. PALMQUIST. Mr. Palmquist joined the Company in January of 1997 as Vice President of Engineering and was named Vice President of Operations in January 1998. Since 1988, Mr. Palmquist has held several management positions with Tektronix, Inc., including Product Definition and Development Manager, Business Unit Manager for the Color Printer Division, and Vice President of Engineering. From 1983 to 1988 he was the founder, President and Chief Executive Officer of Integrated Measurement Systems, Inc. Mr. Palmquist received a B.S. in Electrical Engineering from Washington State University and a M.S. in Electrical Engineering from the University of Illinois.

  J. MARK SAMPER. Mr. Samper joined the Company in 1990 as Corporate Controller and was appointed Vice President of Finance and Chief Financial Officer in March 1995. Prior to joining the Company, Mr. Samper spent six years with Price Waterhouse where he served as an Audit Manager. Mr. Samper received his B.S. degree from Oregon State University, with a major in accounting. He is also a Certified Public Accountant.

  DAVID SMITH. Mr. Smith joined the Company in December of 1997 in connection with the Company's acquisition of AGEMA and currently serves as Vice President of International Sales. Since 1996, Mr. Smith has served as President of AGEMA Infrared Systems, Inc., the U.S. subsidiary of AGEMA. From 1993 to 1996, Mr. Smith served as the UK Sales Director for AGEMA Infrared Systems Ltd., the British subsidiary of AGEMA. Mr. Smith received his national diploma from Wetford Technical College, England and his engineering degree from the Hatfield Polytechnic Institute, England.

                            EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

  The following table provides information concerning the compensation of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (the "named executive officers") for the fiscal years ending December 31, 1997, 1996 and 1995 or such periods as the named executive officer was an officer of the Company.

                                                       LONG-TERM
                           ANNUAL COMPENSATION        COMPENSATION
                          ---------------------- ----------------------
                                                  STOCK    LONG-TERM
NAME AND PRINCIPAL                               OPTIONS INCENTIVE PLAN   ALL
POSITION                  YEAR  SALARY   BONUS   GRANTED   PAYOUTS(1)   OTHER(2)
------------------        ---- -------- -------- ------- -------------- --------
Robert P. Daltry........  1997 $252,372 $122,500 25,000     $607,500     $4,750
Chairman of the Board of  1996  227,846  130,000 10,000      183,315      5,550
 Directors and Chief      1995  212,846   55,000 40,000          --         --
  Executive Officer

J. Kenneth Stringer III.  1997  216,292   99,000 20,000      455,625      4,750
President and Chief Op-   1996  183,125  100,000  8,000      137,486      5,775
 erating Officer          1995  173,055   40,000 30,000          --         --

William N. Martin.......  1997  174,484   50,000 11,000      151,875        --
Vice President, Sales     1996  175,956   35,000  5,000       45,829        --
                          1995  134,597      --  15,000          --         --

Steven R. Palmquist.....  1997  163,596   50,000 15,000      151,875      1,031
Vice President, Opera-
 tions

James A. Fitzhenry......  1997  149,391   40,000 11,000      151,875      4,750
Vice President, General   1996  134,584   35,000  5,000       45,829      5,113
 Counsel and Secretary..  1995  125,374   20,000  7,500           --         --

--------
(1) The amounts set forth under Long-term Incentive Plan Payouts represent the dollar value of shares of restricted stock that were earned in 1996 and 1997 based upon achievement of specified performance goals. The value of these shares was calculated based upon the closing price of the Common Stock on December 31, 1996 and February 3, 1998, respectively.
(2) The amounts set forth under All Other Compensation represent matching amounts contributed on behalf of the named executive officers to the Company sponsored 401(k) employee savings and retirement plan covering all of the Company's employees.

STOCK OPTIONS

  The following table sets forth information concerning options granted to the named executives during the year ended December 31, 1997 under the Company's 1992 Stock Incentive Plan:

                                                                          POTENTIAL
                                                                      REALIZABLE VALUE
                                                                      AT ASSUMED ANNUAL
                                      PERCENT OF                       RATES OF STOCK
                          NUMBER OF     TOTAL                               PRICE
                          SECURITIES   OPTIONS                        APPRECIATION FOR
                          UNDERLYING  GRANTED TO EXERCISE              OPTION TERM (2)
                            OPTIONS   EMPLOYEES    PRICE   EXPIRATION -----------------
NAME                      GRANTED (1)  IN 1997   PER SHARE    DATE       5%       10%
----                      ----------  ---------- --------- ---------- -------- --------
Robert P. Daltry........    25,000       6.9%     $13.75    01/02/07  $216,183 $547,849
J. Kenneth Stringer III.    20,000       5.5%     $13.75    01/02/07   172,946  438,279
William N. Martin.......    11,000       3.0%     $13.75    01/02/07    95,120  241,054
Steven R. Palmquist.....    15,000       4.1%     $15.06    01/20/07   129,710  328,709
James A. Fitzhenry......    11,000       3.0%     $13.75    01/02/07    95,120  241,054

--------
(1) Options granted in 1997 became exercisable starting 12 months after the grant date, with one-third of the options becoming exercisable at that time and with an additional one-third of the options becoming exercisable on the second and third anniversary dates of the option grant, respectively.
(2) The amounts shown are hypothetical gains based on the indicated assumed rates of appreciation of the Common Stock compounded annually for a ten year period. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the Common Stock will appreciate at any particular rate or at all in future years.

OPTIONS EXERCISED IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

  The following table sets forth, for each of the named executive officers, the shares acquired during 1997 and the related value realized, and the number and value of unexercised options as of December 31, 1997.

                          OPTIONS EXERCISED       NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                            IN LAST FISCAL       UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                               YEAR(1)        OPTIONS AT DECEMBER 31, 1997         DECEMBER 31, 1997(2)
                          ------------------  ----------------------------     -------------------------
                          NUMBER OF  VALUE
                           SHARES   REALIZED   EXERCISABLE    UNEXERCISABLE    EXERCISABLE UNEXERCISABLE
                          --------- --------  -------------  ---------------   ----------- -------------
Robert P. Daltry........   51,600   $733,150     113,600           45,000       $1,479,267    $355,833
J. Kenneth Stringer III.   10,000    145,250      64,517           35,333          752,555     279,167
William N. Martin.......   12,500     60,781          --           19,333               --     150,333
Steven R. Palmquist.....       --         --          --           15,000               --      85,313
James A. Fitzhenry......    5,834     29,692          --           16,833               --     133,042

--------
(1) The value realized is based on the difference between the market price at the time of exercise of the options and the applicable exercise price.
(2) The value of unexercised in-the-money options is based on the difference between $20.75, which was the closing price of the Common Stock on December 31, 1997, and the applicable exercise price.

RESTRICTED STOCK AWARDS

  The following table sets forth information concerning outstanding restricted stock awards for each of the named executive officers under the Company's 1992 Stock Incentive Plan:

                                                        ESTIMATED FUTURE PAYOUTS
                                                       UNDER NON-STOCK PRICE BASED
                                                                PLANS(1)
                                                      -----------------------------
                                                                            MAXIMUM
                          NUMBER PERFORMANCE OR OTHER THRESHOLD   TARGET    NUMBER
                            OF       PERIOD UNTIL      NUMBER     NUMBER      OF
NAME                      SHARES MATURATION OR PAYOUT OF SHARES  OF SHARES  SHARES
----                      ------ -------------------- --------- ----------- -------
Robert P. Daltry........  40,000   1/1/98--12/31/98        0    40,000(/2/) 40,000
J. Kenneth Stringer III.  30,000   1/1/98--12/31/98        0    30,000(/2/) 30,000
William N. Martin.......  10,000   1/1/98--12/31/98        0    10,000(/2/) 10,000
James A. Fitzhenry......  10,000   1/1/98--12/31/98        0    10,000(/2/) 10,000
Steven R. Palmquist.....  10,000   1/1/98--12/31/98        0    10,000(/2/) 10,000

--------
(1) Payouts of awards are tied to the Company's achievement of specified levels of pretax earnings growth, pretax return on equity and stock price appreciation. No payouts are made if the Company does not achieve at least 10% growth in pretax earnings and pretax return on equity, and stock price appreciation at least equal to that of a pre-selected index during the performance period. The maximum payout is made if pretax earnings growth exceeds 25%, pretax return on equity exceeds 17.5% and stock price appreciation exceeds the performance of the index by more than 20%.
(2) The target number of shares payable with respect to the 1998 performance period are not presently determinable. As required by the regulations of the Securities and Exchange Commission, the target number of shares shown for the 1998 performance period represents the number of shares that would be earned in 1998 based on the Company's actual performance in 1997. Fifty percent of the economic value of the total number of shares earned in 1998 will be paid in the form of shares issued by the Company. A cash payment representing eighty percent of the remaining amount earned will be paid to cover the tax consequences of the total award.

EMPLOYMENT AGREEMENTS

  FLIR has entered into employment agreements (the "Employment Agreements") with certain of its executive officers, including Robert P. Daltry, J. Kenneth Stringer III, James A. Fitzhenry, William N. Martin, Steven R. Palmquist and
J. Mark Samper. Each of the Employment Agreements is for a term ending December 31, 1999, provided that if a Change of Control (as defined) occurs before December 31, 1999, the Employment Agreements will continue in effect until two years after the Change of Control. If the executive officer resigns voluntarily or is properly terminated for Cause (as defined) all pay and benefits under the Employment Agreement will cease as of the effective date of the termination or resignation. In the event of the death of an executive officer, the designated beneficiary of the executive officer would receive a lump sum payment equal to twelve months base salary at the then current rate. With respect to Messrs. Daltry and Stringer, in the event that the employment of such executive officer is terminated by the Company without cause, such executive officer would be entitled to receive a lump sum payment in an amount equal to two year's base salary plus bonuses earned through the date of termination. For a period of two years following a Change of Control, each executive officer would have the right to terminate his employment for Good Reason (as defined), and to receive upon such termination a lump sum payment in an amount equal to two times (three times in the case of Messrs. Daltry and Stringer) their average annualized compensation during the five year period preceding the Change of Control. In addition, the executive officers would be entitled to the continuation of health and insurance benefits for certain periods. For purposes of the Employment Agreements, a "Change of Control" includes (i) any merger or consolidation transaction that results in the shareholders of the Company immediately before such transaction owning less than 50 percent of the total combined voting power of the surviving corporation in the transaction, (ii) the acquisition by any person of 20 percent or more the Company's total combined voting power, (iii) the liquidation of the Company or the sale of substantially all of its assets, and
(iv) a change in the composition of the Board of Directors during any 24 month period such that the directors in office at the beginning of the period and/or their successors who were elected by or on the recommendation of the directors in office at the beginning of the period do not constitute at least a 70 percent majority of the Board. In connection with the Company's acquisition of AGEMA, the Employment Agreements were amended to provide that the consummation of that transaction would not constitute a Change of Control for purposes of the Employment Agreements. This amendment to the Employment Agreements will terminate and become null and void upon the acquisition by Spectra-Physics AB and/or its affiliates of any shares of Common Stock if at the time of such acquisition Spectra and its affiliates would beneficially own more than 45 percent of the issued and outstanding shares of Common Stock. For purposes of the Employment Agreements, "Cause" means the failure to satisfactorily perform the duties assigned to the executive officer within a certain period after notice of such failure is given and commission of certain illegal or wrongful acts.

DIRECTOR COMPENSATION

  The members of the Company's Board of Directors are not compensated for their service on the Board, but are reimbursed for out-of-pocket and travel expenses incurred in attending Board meetings. Under the

Company's 1993 Stock Option Plan for Nonemployee Directors, as amended, an option to purchase 6,000 shares of Common Stock is automatically granted to each nonemployee director each year on the day of the Annual Meeting.

COMPENSATION COMMITTEE REPORT

  Under rules established by the Securities and Exchange Commission (the "SEC"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chairman of the Board of Directors and Chief Executive Officer and the four other most highly compensated executive officers. In fulfillment of this requirement, the Compensation Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this Proxy Statement.

  EXECUTIVE COMPENSATION PHILOSOPHY. The Compensation Committee of the Board of Directors is composed entirely of outside directors. The Compensation Committee is responsible for setting and administering the policies and programs that govern both annual compensation and stock ownership programs for the executive officers of the Company. The Company's executive compensation policy is based on principles designed to ensure that an appropriate relationship exists between executive pay and corporate performance, while at the same time motivating and retaining executive officers.

  EXECUTIVE COMPENSATION COMPONENTS. The key components of the Company's compensation program are base salary, an annual incentive award, and equity participation. These components are administered with the goal of providing total compensation that is competitive in the marketplace, rewards successful financial performance and aligns executive officers' interests with those of stockholders. The Compensation Committee reviews each component of executive compensation on an annual basis.

  Base Salary. Base salaries for executive officers are set at levels believed by the Compensation Committee to be sufficient to attract and retain qualified executive officers. Base pay increases are provided to executive officers based on an evaluation of each executive's performance, as well as the performance of the Company as a whole. In establishing base salaries, the Compensation Committee not only considers the financial performance of the Company, but also the success of the executive officers in developing and executing the Company's strategic plans, developing management employees and exercising leadership. The Compensation Committee believes that executive officer base salaries for 1997 were reasonable as compared to amounts paid by companies of similar size.

  Annual Incentive. The Compensation Committee believes that a significant proportion of total cash compensation for executive officers should be subject to attainment of specific Company earnings criteria. This approach creates a direct incentive for executive officers to achieve desired performance goals and places a significant percentage of each executive officer's compensation at risk. Consequently, each year the Compensation Committee establishes potential bonuses for executive officers based on the Company's achievement of certain earnings criteria. For 1997 annual bonuses equal to 0% to 49% of base salaries were paid to executive officers based on the Company's achievement of such predetermined earnings criteria.

  Stock Options. The Compensation Committee believes that equity participation is a key component of its executive compensation program. Stock options are granted to executive officers primarily based on the officer's actual and potential contribution to the Company's growth and profitability and competitive marketplace practices. Option grants are designed to retain executive officers and motivate them to enhance stockholder value by aligning the financial interests of executive officers with those of stockholders. Stock options also provide an effective incentive for management to create shareholder value over the long term since the full benefit of the compensation package cannot be realized unless an appreciation in the price of the Company's Common Stock occurs over a number of years.

  Options to purchase 119,000 shares of the Company's Common Stock were granted to the Company's executive officers (including the Company's Chief Executive Officer) for 1997 on February 3, 1998 with an exercise price equal to the fair market value of the underlying Common Stock on the date of grant $16.875. These options vest cumulatively in three annual installments of 33% and expire ten years from the date of grant.

  COMPENSATION OF CHIEF EXECUTIVE OFFICER. Consistent with the executive compensation policy and components described above, the Compensation Committee determined the salary, bonus and stock options received by Robert P. Daltry, the Chairman of the Board of Directors and Chief Executive Officer of the Company, for services rendered in 1997. Mr. Daltry received a base salary of $252,372 for 1997. He also earned a $122,500 bonus and a grant of 40,000 shares of the Company's Common Stock which was paid in the form of 20,000 shares of stock issued by the Company and $270,000 in cash to cover the tax consequences of the total award. Mr. Daltry received the bonus payable and the stock grant based upon achieving particular financial performance goals specified in advance by the Compensation Committee. On February 3, 1998, Mr. Daltry also received options to purchase 30,000 shares of the Company's Common Stock.

COMPENSATION COMMITTEE

John C. Hart
Ronald L. Turner

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Compensation Committee during the fiscal year ended December 31, 1997, were Messrs. Hart and Turner.

STOCK PERFORMANCE GRAPH

  The following graph compares the monthly return for the Company, the Standard & Poors Mid-Cap 400 Index and the Hambrecht & Quist Technology Index.


                        COMPARISON OF MONTHLY RETURN*
             AMONG FLIR SYSTEMS, INC., THE S & P MIDCAP 400 INDEX
                  AND THE HAMBRECHT & QUIST TECHNOLOGY INDEX

                       [PERFORMANCE GRAPH APPEARS HERE]

                                                      S&P
Measurement Period           FLIR        H&O          MIDCAP 400
(Fiscal Year Covered)        SYSTEMS     TECHNOLOGY   INDEX
---------------------        -------     ----------  -----------
Measurement Pt-06/22/1993    100.00      100.00      100.00
06/1993                       93.75      103.98      100.50
07/1993                       89.58       98.01      100.31
08/1993                       81.25      104.28      104.45
09/1993                      100.00      106.19      105.55
10/1993                       91.67      108.01      105.90
11/1993                       89.58      109.60      103.55
12/1993                       81.25      112.05      108.36
01/1994                      102.08      118.96      110.89
02/1994                      101.04      122.89      109.31
03/1994                      114.58      116.18      104.25
04/1994                      121.88      113.19      105.03
05/1994                      116.67      113.52      104.03
06/1994                      107.29      106.28      100.45
07/1994                      114.58      110.25      103.85
08/1994                      100.00      121.59      109.29
09/1994                      102.08      121.20      107.25
10/1994                      112.50      132.30      108.42
11/1994                      108.33      131.16      103.53
12/1994                      108.33      134.59      104.48
01/1995                      116.67      132.63      105.57
02/1995                      120.83      144.12      111.10
03/1995                      129.17      150.72      113.03
04/1995                      116.67      162.01      115.30
05/1995                      104.17      167.81      118.09
06/1995                      118.75      188.01      122.89
07/1995                      117.71      205.18      129,30
08/1995                      108.33      207.54      131.69
09/1995                      102.08      212.49      134.88
10/1995                      106.25      215.47      131.42
11/1995                      108.33      212.82      137.16
12/1995                      102.08      201.25      136.82
01/1996                       87.50      204.23      138.80
02/1996                      104.17      214.46      143.52
03/1996                      102.08      205.13      145.23
04/1996                      106.25      233.48      149.67
05/1996                      116.67      237.00      151.69
06/1996                      102.08      219.73      149.42
07/1996                      107.29      197.15      139.31
08/1996                      114.58      209.08      147.34
09/1996                      109.38      233.26      153.77
10/1996                      116.67      229.92      154.21
11/1996                      113.54      257.03      162.90
12/1996                      114.58      250.13      163.08
01/1997                      120.83      276.91      169.41
02/1997                      130.21      254.30      171.92
03/1997                      135.42      238.41      164.44
04/1997                      130.21      247.24      173.89
05/1997                      133.33      284.45      173.68
06/1997                      131.25      286.96      190.88
07/1997                      169.79      333.13      196.24
08/1997                      154.17      334.08      213.40
09/1997                      165.63      347.78      218.93
10/1997                      175.00      310.63      209.60
11/1997                      164.58      307.39      207.88
12/1997                      172.92      293.25      215.68

--------
* The monthly return on investment (change in stock price plus reinvested dividends) for each of the periods for the Company, the Standard & Poors Mid-Cap 400 Index and the Hambrecht & Quist Technology Index is based on the stock price on June 22, 1993, the date of the Company's initial public offering.

SECTION 16 REPORTS

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons also are required to furnish the Company with copies of all
Section 16(a) reports they file.

  Based solely on its review of the copies of such reports received by it with respect to fiscal 1997, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of the Company's equity securities have been complied with for fiscal 1997, except for Joseph E. Conrad, Robert P. Daltry, James A. Fitzhenry, J. Richard Kerr, William N. Martin, J. Mark Samper and J. Kenneth Stringer III, executive officers of the Company, and John C. Hart, George Porter, W. Allen Reed and Ronald L. Turner, Directors of the Company, each of whom inadvertently filed a Form 5 late, and Arne Almerfors, Leif Bergstrom, David Smith, executive officers of the Company, and Patrick L. Edsell, Egon Linderoth and Lars Spongberg, Directors of the Company, each of whom inadvertently filed a Form 3 late.

                    CERTAIN TRANSACTIONS AND RELATIONSHIPS

  The Company and Hughes Aircraft Company are related parties resulting from Hughes' stock interest in the Company. The Company purchases inventory parts from Hughes and its subsidiaries. During the years ended December 31, 1997, 1996 and 1995, the Company purchased parts aggregating $2,243,000, $1,670,000 and $1,320,000, respectively, from Hughes and its subsidiaries. As of December 31, 1997 and 1996, the Company owed Hughes $1,243,000 and $128,000, respectively. Sales of the Company's products to Hughes and its affiliates amounted to $34,000, $103,000 and $320,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

  As a result of the AGEMA acquisition, Spectra-Physics AB and subsidiaries ("Spectra") are related parties as a result of Spectra's stock interest in the Company. At December 31, 1997, the Company owed Spectra $4,985,000 which is payable in full on June 30, 1998.

             STOCK OWNED BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS

  The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of March 6, 1998 by: (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) each of the Company's named executive officers, and (iv) all directors and executive officers as a group. Except as otherwise indicated, the Company believes that each of the following shareholders has sole voting and investment power with respect to the shares beneficially owned by such shareholder.

                                                       SHARES OF
                                                      COMMON STOCK   PERCENT
                                                      BENEFICIALLY COMMON STOCK
NAME AND ADDRESS OF BENEFICIAL OWNER                    OWNED(1)   OUTSTANDING
------------------------------------                  ------------ ------------
Spectra-Physics AB...................................  4,162,000       42.2%
Sturgaten 32
Box S226, S-102 45
Stockholm, Sweden

Hughes Aircraft Company(2)...........................    760,500        7.7%
7200 Hughes Terrace Bldg.
Los Angeles, CA 90045

Fidelity Investments(3)..............................    700,200        7.1%
82 Devonshire Street
Boston, MA 02109

Leif Bergstrom.......................................      3,000          *
Robert P. Daltry.....................................    253,128        2.5%
Patrick L. Edsell....................................      6,000          *
John C. Hart.........................................     33,000          *
Egon Linderoth.......................................      6,000          *
W. Allen Reed(4).....................................     33,000          *
Lars Spongberg(5)....................................      6,000          *
J. Kenneth Stringer III..............................    142,850        1.4%
Ronald L. Turner.....................................     33,000          *
James A. Fitzhenry...................................      9,499          *
William N. Martin....................................     10,000          *
Steven R. Palmquist..................................     10,000          *
Directors and Executive Officers as a group (17 per-
 sons)...............................................    597,671        5.8%

--------
*  Less than one percent (1%).
(1) Beneficial ownership is determined in accordance with rules of the SEC, and includes voting power and investment power with respect to shares. Shares issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days from March 6, 1998 are considered outstanding for the purpose of calculating the percentage of Common Stock owned by such person, but not for the purpose of calculating the percentage of Common Stock owned by any other person. The number of shares that are issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of March 6, 1998 is as follows: Mr. Daltry -- 138,600; Mr. Hart -- 33,000; Mr. Reed -- 33,000; Mr. Stringer -- 83,850; Mr. Turner -- 33,000; Mr. Bergstrom -- 0;
    Mr. Edsell -- 6,000; Mr. Linderoth -- 6,000; Mr. Spongberg -- 6,000; Mr. Martin -- 1,667; Mr. Fitzhenry -- 1,666; Mr. Palmquist -- 5,000; and all officers and directors as a group -- 386,282. The table includes shares subject to options that will be granted to Messrs. Hart, Porter, Reed, Turner, Edsell, Linderoth and Spongberg under the 1993 Stock Option Plan for Nonemployee Directors immediately after the Annual Meeting.
(2) This information as to beneficial ownership is based on a Schedule 13G filed by General Motors Corporation ("GM"), GM Hughes Electronics Corporation ("GMHE") and Hughes Aircraft Company ("Hughes") with the Securities and Exchange Commission on February 7, 1994. Hughes is a wholly-owned subsidiary of GMHE, which is a wholly-owned subsidiary of GM. Each of GM and GMHE has its principal executive offices located at 3044 West Grand Blvd., Detroit, Michigan 48202-3091. The Schedule 13G states that as of December 31, 1993 Hughes was the beneficial owner of 760,500 shares of Common Stock as to which it had sole voting and dispositive power and that GM and GMHE had shared voting and dispositive power with respect to such shares.
(3) This information as to beneficial ownership is based on a Schedule 13G filed by Fidelity Investments with the Securities and Exchange Commission on February 10, 1998. The Schedule 13G states that as of December 31, 1997, Fidelity Investments was the beneficial owner of 700,200 shares of Common Stock as to which it had sole dispositive power, including 169,000 shares of Common Stock as to which it had sole voting power.
(4) Mr. Reed is President of General Motors Investment Management Corporation. Mr. Reed disclaims beneficial ownership of the 760,500 shares of Common Stock beneficially owned by Hughes Aircraft Company.
(5) Mr. Spongberg is President of Spectra-Physics AB. Mr. Spongberg disclaims beneficial ownership of the 4,162,000 shares of Common Stock beneficially owned by Spectra-Physics AB.

              APPROVAL OF AMENDMENTS TO 1992 STOCK INCENTIVE PLAN

  The Board of Directors has approved, and recommends shareholder adoption of, an amendment to the 1992 Stock Incentive Plan (the "1992 Plan") that would increase from 1,972,855 shares to 3,472,855 shares the number of shares of Common Stock that are reserved for issuance upon the exercise of stock options granted under the 1992 Plan. The purpose of the 1992 Plan is to promote the interests of the Company and its shareholders by strengthening the Company's ability to attract and retain the best personnel for positions of substantial responsibility, to provide additional incentives to the employees of the Company and to promote business. The following is a summary of the Plan and should be read together with the full text of the Plan.

  The 1992 Plan, which was approved by the Company's shareholders on April 12, 1993, provides for grants of both "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and "non-qualified stock options" which are not qualified for treatment under
Section 422 of the Code, and for direct stock grants and sales to employees or consultants (including directors) of the Company. The 1992 Plan is administered by the Compensation Committee of the Board of Directors. As of March 6, 1998, approximately 90 persons were eligible to participate in the 1992 Plan. Because the officers and employees of the Company who may participate in the 1992 Plan and the amount of their options will be determined by the Compensation Committee in its discretion, it is not possible to state the names or positions of, or the number of options that may be granted to, the Company's officers and employees.

  The term of each option granted under the Plan will be ten years from the date of grant, or such shorter period as may be established at the time of the grant. An option granted under the 1992 Plan may be exercised at such times and under such conditions as determined by the Compensation Committee. If a person who has been granted an option ceases to be an employee or consultant of the Company, such person may exercise that option only during the three month period after the date of termination, and only to the extent that the option was exercisable on the date of termination. No option granted under the 1992 Plan is transferable other than at death, and each option is exercisable during the life of the optionee only by the optionee. In the event of the death of a person who has received an option, the option generally may be exercised by a person who acquired the option by bequest or inheritance during the twelve month period after the date of death to the extent that such option was exercisable at the date of death.

  The exercise price of options granted under the 1992 Plan may not be less than the fair market value of a share of Common Stock on the date of grant of the option. The consideration to be paid upon exercise of an option, including the method of payment, will be determined by the Compensation Committee and may consist entirely of cash, check, promissory note, shares of Common Stock or any combination of such methods of payment as permitted by the Compensation Committee.

  Certain options authorized to be granted under the 1992 Plan are intended to qualify as incentive stock options for federal income tax purposes. Under federal income tax law currently in effect, the optionee will recognize no income upon grant or upon a proper exercise of an incentive stock option. If an employee exercises an incentive stock option and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, then any gain realized upon subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset. If an employee disposes of shares acquired upon exercise of an incentive stock option before the expiration of either the one-year holding period or the two-year waiting period, any amount realized will be taxable as ordinary compensation income in the year of such disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the fair market value of the shares on the date of disposition exceeds the exercise price. The Company will not be allowed any deduction for federal income tax purposes at either the time of the grant or exercise of an incentive stock option. Upon any disqualifying disposition by an employee, the Company will be entitled to a deduction to the extent the employee realized ordinary income.

  Certain options authorized to be granted under the 1992 Plan will be treated as non-qualified stock options for federal income tax purposes. Under federal income tax law presently in effect, no income is realized by the grantee of a non-qualified stock option pursuant to the 1992 Plan until the option is exercised. At the time of exercise of a non-qualified stock option, the optionee will realize ordinary compensation income, and the Company will be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. Upon the sale of shares acquired upon exercise of a non-qualified stock option, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will be taxable.

  An employee who receives stock in connection with the performance of services will generally realize taxable income at the time of receipt unless the shares are substantially nonvested for purposes of Section 83 of the Code, and no Section 83(b) election is made. If the shares are not vested at the time of receipt, the employee will realize taxable income in each year in which a portion of the shares substantially vest, unless the employee elects under Section 83(b) within 30 days after the original transfer. The Company will be entitled to a tax deduction in the amount includable as income by the employee at the same time or times as the employee recognizes income with respect to the shares.

  The 1992 Plan will continue in effect until April 12, 2002, unless earlier terminated by the Board of Directors, but such termination will not affect the terms of any options outstanding at that time. The Board of Directors may amend, terminate or suspend the 1992 Plan at any time, provided that no amendment regarding amount, price or timing of the grants may be made more than once every six months other than to comport with changes in certain Securities Exchange Act and Internal Revenue Code requirements. Amendments that would materially increase the number of shares that may be issued, materially modify the requirements as to eligibility for Plan participation, or materially increase the benefits to Plan participants must be approved by shareholders.


  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL. The proposal must be approved by the holders of at least a majority of the outstanding shares of Common Stock. Abstentions and broker non-votes are treated as "no" votes in determining whether the proposal is approved. The proxies will be voted for or against the proposal, or as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted for approval of the amendment to the 1992 Plan.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors has appointed Price Waterhouse LLP to act as independent auditors for the Company for the fiscal year ending December 31, 1998, subject to ratification of such appointment by the Company's shareholders.

  Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of Price Waterhouse LLP to audit the books and accounts of the Company for the fiscal year ending December 31, 1998. No determination has been made as to what action the Board of Directors would take if the shareholders do not ratify the appointment.

  A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

                 DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

  Any shareholder proposal intended for inclusion in the proxy statement and form of proxy relating to the Company's 1999 Annual Meeting of Shareholders must be received by the Company not later than December 4, 1998, pursuant to the proxy soliciting regulations of the SEC. In addition, the Company's bylaws require that notice of shareholder proposals and nominations for director be delivered to the Secretary of the Company not less than 60 days nor more than 90 days prior to the date of an annual meeting, unless notice or public disclosure of the date of the meeting occurs less than 60 days prior to the date of such meeting, in which event, shareholders may deliver such notice not later than the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure thereof was made. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy for such meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time.

                                 OTHER MATTERS

  As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the 1998 Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

                              COST OF SOLICITATION

  The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone by directors, officers and employees of the Company, who will not be specially compensated for such activities. Also, W.F. Doring & Co. may solicit proxies at an approximate cost of $2,500 plus reasonable expenses. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. The Company will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such persons for their reasonable expenses incurred in that connection.

                             ADDITIONAL INFORMATION

  A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1997 accompanies this Proxy Statement. The Company is required to file an Annual Report on Form 10-K for its fiscal year ended December 31, 1997 with the Securities and Exchange Commission. Shareholders may obtain, free of charge, a copy of the Form 10-K (without exhibits) by writing to Investor Relations, FLIR Systems, Inc., 16505 S.W. 72nd Avenue, Portland, Oregon 97224.

                                          By Order of the Board of Directors

                                          /s/ Robert P. Daltry

                                          Robert P. Daltry
                                          Chairman of the Board of Directors
                                          and Chief Executive Officer

Portland, Oregon
April 3, 1998

                                                                       EXHIBIT A

                              FLIR SYSTEMS, INC.

                         1992 STOCK INCENTIVE PLAN/*/

     1. PURPOSES OF THE PLAN. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees and Consultants of the Company and to promote the success of the Company's business.

     Options granted hereunder may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or "nonqualified stock options," at the discretion of the Board and as reflected in the terms of the written option agreement. In addition, shares of the Company's Common Stock may be Sold hereunder independent of any Option grant.

     2.   DEFINITIONS. As used herein, the following definitions shall apply:

          (a) "Board" shall mean the Committee, if one has been appointed, or the Board of Directors of the Company, if no Committee is appointed.

          (b)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (c)  "Common Stock" shall mean the Common Stock of the Company.

          (d)  "Company" shall mean FLIR Systems, Inc., an Oregon corporation.

          (e) "Committee" shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed.

          (f) "Consultant" shall mean any person who is engaged by the Company or any Subsidiary to render consulting services and is compensated for such consulting services and any director of the Company whether compensated for such services or not.

          (g) "Continuous Status as an Employee or Consultant" shall mean the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than ninety days or reemployment upon the expiration of such leave is guaranteed by contract or statute.
------------------
/*/Note: Matter in BOLD FACE (other than headings) is new, and matter in [brackets] has been deleted.

          (h) "Employee" shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

          (i) "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

          (j) "Nonqualified Stock Option" shall mean an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

          (k)  "Option" shall mean a stock option granted pursuant to the Plan.


          (l) "Optioned Stock" shall mean the Common Stock subject to an Option.

          (m) "Optionee" shall mean an Employee or Consultant who receives an Option.

          (n) "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 425(e) of the Code.

          (o)  "Plan" shall mean this Stock Incentive Plan.

          (p) "Sale" or "Sold" shall include, with respect to the sale of Shares under the Plan, the sale of Shares for consideration in the form of cash or notes, as well as a grant of Shares without consideration, except past or future services.

          (q) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

          (r) "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 425(f) of the Code.

     3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and/or Sold under the Plan is [1,972,855] 3,472,855 shares of Common Stock.

     If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future Option grants and/or Sales under the Plan. If Shares Sold under the Plan are repurchased by the Company pursuant to restrictions applicable to such Shares, the number of Shares repurchased shall, unless the Plan shall have been terminated, become available for future Option grants and/or Sales under the Plan.

     4.   ADMINISTRATION OF THE PLAN.

          (a) Procedure. The Plan shall be administered by the Board of Directors of the Company.

               (i) Subject to subparagraph (ii), the Board of Directors may appoint a Committee consisting of not less than three (3) members of the Board of Directors to administer the Plan on behalf of the Board of Directors, subject to such terms and conditions as the Board of Directors may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

     Members of the Board who are either eligible for Options and/or Sales or have been granted Options or Sold Shares may vote on any matters affecting the administration of the Plan or the grant of any Options or Sale of any Shares pursuant to the Plan, except that no such member shall act upon the granting of an Option or Sale of Shares to himself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting of Options or Sale of Shares to him.

               (ii) Notwithstanding the foregoing subparagraph (i), if and in any event the Company registers any class of any equity security pursuant to
Section 12 of the Securities Exchange Act of 1934, from the effective date of such registration until six (6) months after the termination of such registration, any grants of Options to officers or directors shall only be made by the Board if each member of the Board is a disinterested person, or if every member of the Board is not a disinterested person, by a committee of two or more directors, each of whom is a disinterested person, i.e., a director who is not, during the one year prior to service as an administrator of a plan, or during such service, granted or awarded equity securities pursuant to the Plan or any other plan of the Company or any of its affiliates, except that:

                    (A) participation in a formula plan meeting the conditions in paragraph (c)(2)(ii) of SEC Rule 16b-3 shall not disqualify a director from being a disinterested person;

                    (B) participation in an ongoing securities acquisition plan meeting the conditions in paragraph (d)(2)(i) of SEC Rule 16b-3 shall not disqualify a director from being a disinterested person;

                    (C) an election to receive an annual retainer fee in either cash or an equivalent amount of securities, or partly in cash and partly in securities, shall not disqualify a director from being a disinterested person; and

                    (D) participation in a plan shall not disqualify a director from being a disinterested person for the purpose of administering another plan that does not permit participation by directors.

          (b) Powers of the Board. Subject to the provisions of the Plan, the Board shall have the authority, in its discretion: (i) to grant Incentive Stock Options in accordance with Section 422 of the Code, or nonqualified stock Options; (ii) to authorize Sales of Shares of Common Stock hereunder; (iii) to determine, upon review of relevant information and in accordance with Section 8(b) of the Plan, the fair market value of the Common Stock; (iv) to determine the exercise/purchase price per share of Options to be granted or Shares to be Sold, which exercise/purchase price shall be determined in accordance with
Section 8(a) of the Plan; (v) to determine the Employees or Consultants to whom, and the time or times at which, Options shall be granted and the number of Shares to be represented by each Option; (vi) to determine the Employees or Consultants to whom, and the time or times at which, Shares shall be Sold and the number of Shares to be Sold; (vii) to interpret the Plan; (viii) to prescribe, amend and rescind rules and regulations relating to the Plan; (ix) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option; (x) to determine the terms and provisions of each Sale of Shares (which need not be identical) and, with the consent of the purchaser thereof, modify or amend each Sale; (xi) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option, consistent with the provisions of Section 9 of the Plan; (xii) to accelerate or defer (with the consent of the Optionee or purchaser of Shares) the vesting restrictions applicable to Shares Sold under the Plan or pursuant to Options granted under the Plan; (xiii) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option or Sale of Shares previously granted or authorized by the Board; (xiv) to determine the restrictions on transfer, vesting restrictions, repurchase rights, or other restrictions applicable to Shares issued under the Plan; (xv) to effect, at any time and from time to time, with the con sent of the affected Optionees, the cancellation of any or all outstanding Options under the Plan and to grant in substitution therefor new Options under the Plan covering the same or different numbers of Shares, but having an Option price per Share consistent with the provisions of Section 8 of this Plan as of the date of the new Option grant; and (xvi) to make all other deter minations deemed necessary or advisable for the administration of the Plan.

          (c) Effect of Board's Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan or Shares Sold under the Plan.

     5.   ELIGIBILITY.

          (a) Persons Eligible. Options may be granted and/or Shares Sold only to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option or Sold Shares may, if he is otherwise eligible, be granted an additional Option or Options or Sold additional Shares.

          (b) ISO Limitation. No Incentive Stock Option may be granted to an Employee which, when aggregated with all other Incentive Stock Options granted to such Employee by the Company or any Parent or Subsidiary, would result in Shares having an aggregate fair market value (determined for each Share as of the date of grant of the Option covering such Share) in excess of $100,000 becoming first available for purchase upon exercise of one or more Incentive Stock Options during any calendar year.

          (c) Section 5(b) Limitations. Section 5(b) of the Plan shall apply only to an Incentive Stock Option evidenced by an "Incentive Stock Option Agreement" which sets forth the intention of the Company and the Optionee that such Option shall qualify as an Incentive Stock Option. Section 5(b) of the Plan shall not apply to any Option evidenced by a "Nonqualified Stock Option Agreement" which sets forth the intention of the Company and the Optionee that such Option shall be a Nonqualified Stock Option.

          (d) No Right to Continued Employment. The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment or consulting relationship at any time.

     6. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company as described in Section 17 of the Plan. It shall continue in effect for a term of ten (10) years, unless sooner terminated under
Section 13 of the Plan.

     7.   TERM OF OPTION.  The term of each Incentive Stock Option shall be ten
(10) years from the date of grant thereof or such shorter term as may be provided in the Stock Option Agreement. The term of each Nonqualified Stock Option shall be ten (10) years and one (1) day from the date of grant thereof or such shorter term as may be provided in the Stock Option Agreement. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, (a) if the Option is an Incentive Stock Option, the term of the Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in the Stock Option Agreement, or (b) if the Option is a Nonqualified Stock Option, the term of the Option shall be five (5) years and one (1) day from the date of grant thereof or such shorter term as may be provided in the Stock Option Agreement.

     8.   EXERCISE/PURCHASE PRICE AND CONSIDERATION.

          (a) Exercise/Purchase Price. The per-Share exercise/purchase price for the Shares to be issued pursuant to exercise of an Option or a Sale (other than a Sale which is a grant for which no purchase price is payable) shall be such price as is determined by the Board, but shall be subject to the following:

               (i)  In the case of an Incentive Stock Option

                    (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the fair market value per Share on the date of the grant.

                    (B) granted to any other Employee, the per Share exercise price shall be no less than one hundred percent (100%) of the fair market value per Share on the date of grant.

               (ii) In the case of a Nonqualified Stock Option or Sale.

                    (A) granted or Sold to a person who, at the time of the grant of such Option or authorization of such Sale, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise/purchase price shall be no less than one hundred ten percent (110%) of the fair market value per Share on the date of the grant or authorization of Sale.

                    (B) granted or Sold to any other person, the per Share exercise/purchase price shall be no less than eighty-five percent (85%) of the fair market value per Share on the date of grant or authorization of Sale.

               (iii) In the case of an Option granted or Sale authorized on or after the effective date of registration of any class of equity security of the Company pursuant to Section 12 of the Exchange Act and prior to six (6) months after the termination of such regis tration, the per Share exercise/purchase price shall be no less than one hundred percent (100%) of the fair market value per Share on the date of grant or authorization of Sale.

          (b) Fair Market Value. The fair market value per Share shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and asked prices of the Common Stock for the date of grant or authorization of Sale, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) System) or, in the event the Common Stock is listed on a stock exchange (including NASDAQ), the fair market value per Share shall be the closing price on such exchange on the date of grant of the Option or authorization of Sale, as reported in The Wall Street Journal.

          (c) Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option or pursuant to a Sale, including the method of payment, shall be determined by the Board and may consist entirely of cash, check, promissory note, other Shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise/purchase price of the Shares as to which said option shall be exercised or Sale consummated, or any combination of such methods of payment for the issuance of Shares.

     9.   EXERCISE OF OPTION.

          (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

     An Option may not be exercised for a fraction of a Share.

     An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Each Optionee who exercises an Option shall, upon notification of the amount due (if any) and prior to or concurrent with delivery of the certificate representing the Shares, pay to the Company amounts necessary to satisfy applicable federal, state and local tax withholding requirements. An Optionee must also provide a duly executed copy of any stock transfer agreement then in effect and determined to be applicable by the Board. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

     Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b) Termination of Status as an Employee or Consultant. If an Employee or Consultant ceases to serve as an Employee or Consultant (as the case may be), he may, but only within three (3) months (or with respect to Nonqualified Stock Options, such other period of time not exceeding the limitations of Section 7 above as is determined by the Board at the time of grant of the Nonqualified Stock Option) after the date he ceases to be an Employee or Consultant (as the case may be) of the Company, exercise his Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

          (c)  Disability of Optionee.  Notwithstanding the provisions of
Section 9(b) above, in the event an Employee or Consultant is unable to continue his employment or consulting relationship (as the case may be) with the Company as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), he may, but only within twelve (12) months (or with respect to Nonqualified Stock Options, such other period of time not exceeding the limitations of Section 7 above as is determined by the Board at the time of grant of the Nonqualified Stock Option) from the date of termination, exercise his Option to the extent he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

          (d) Death of Optionee. In the event of the death of an Optionee during the term of the Option who is at the time of his death an Employee or Consultant of the Company and who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised, at any time within twelve (12) months (or such other period of time not exceeding the limitations of Section 7 above as is determined by the Board at the time of grant of the Option) following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise as of the date of death.

     10. NONTRANSFERABILITY OF OPTIONS. An Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will, by the laws of descent or distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder (a "QDRO"), and may be exercised during the lifetime of the Optionee only by the Optionee or, if incapacitated, by his or her legal guardian or legal representative, or pursuant to a QDRO.

     11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or sales made or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

     In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise pro vided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice or such shorter period as the Board may specify in the notice, and the Option will terminate upon the expiration of such period.

     12. TIME OF GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

     13.  AMENDMENT AND TERMINATION OF THE PLAN.

          (a) Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided, however, that if required to qualify the Plan under Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, no amendment shall be made more than once every six months that would change the amount, price or timing of the option grants, other than to comport with changes in the Internal Revenue Code of 1986, as amended, or the rules and regulations promulgated thereunder; and provided, further, that, the following revisions or amendments shall require approval of the stockholders of the Company in the manner described in Section 17 of the Plan:

               (i) any increase in the number of Shares subject to the Plan, other than in connection with an adjustment under Section 11 of the Plan;

               (ii) any change in the designation of the class of Employees or Consultants eligible to be granted Options; or

               (iii) if the Company has a class of equity security registered under Section 12 of the Exchange Act at the time of such revision or amendment, any material increase in the benefits accruing to participants under the Plan.

          (b) Stockholder Approval. If any amendment requiring stockholder approval under Section 13(a) of the Plan is made subsequent to the first registration of any class of equity security by the Company under Section 12 of the Exchange Act, such stockholder approval shall be solicited as described in
Section 17(a) of the Plan.

          (c) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted, and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

     14. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option or a Sale unless the exercise of such Option or consummation of the Sale and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, applicable state securities laws, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an Option or a Sale, the Company may require the person exercising such Option or to whom Shares are being Sold to represent and warrant at the time of any such exercise or Sale that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     15. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     16. OPTION AGREEMENT. Options shall be evidenced by written option agreements in such form as the Board shall approve.

     17. STOCKHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve months before or after the date the Plan is adopted. If such stockholder approval is obtained at a duly held stockholders' meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company, such holders being present or represented and entitled to vote thereon. If and in the event that the Company registers any class of any equity security pursuant to Section 12 of the Exchange Act, the approval of such stockholders of the Company shall be:

          (a)  Solicitation.

               (i) solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, or

               (ii) solicited after the Company has furnished in writing to the holders entitled to vote substantially the same information concerning the Plan as that which would be required by the rules and regulations in effect under
Section 14(a) of the Exchange Act at the time such information is furnished; and

          (b) Time. Obtained at or prior to the first annual meeting of stockholders held subsequent to the first registration of any class of equity securities of the Company under Section 12 of the Exchange Act.

     If such stockholder approval is obtained by written consent, it must be obtained by the written consent of stockholders of the Company in compliance with the requirements of applicable state law.

     18. SIX MONTH HOLDING PERIOD FOR AFFILIATES. If and in any event the Company registers any class of any equity security pursuant to Section 12 of the Securities Exchange Act of 1934, from the effective date of such registration until six (6) months after the termination of such registration, each officer, director and beneficial owner of ten percent (10%) or more of any class of equity securities of the Company, shall hold the equity security issuable upon exercise of an Option or issued pursuant to a Sale, at least six months from the date of grant of the Option or the Sale.

                              FLIR SYSTEMS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of FLIR Systems, Inc., an Oregon corporation (the "Company"), hereby appoints Robert P. Daltry and J. Kenneth Stringer III, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 2:00 p.m. on Tuesday, May 5, 1998 at the Multnomah Athletic Club, 1849 S.W. Salmon Avenue, Portland, Oregon 97205 and any adjournment or postponements thereof upon the following matters.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSALS 2 AND 3 AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. The undersigned hereby acknowledges receipt of the Company's Proxy Statement and hereby revokes any proxy or proxies previously given.

     PLEASE SIGN, DATE AND RETURN THIS PROXY CARD TODAY, USING THE ENCLOSED ENVELOPE.

                          (continued and to be signed and dated on reverse side)

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                                                               Please mark
                                                                your votes   [X]
                                                               as indicated


                                        FOR the                   WITHHOLD
                                    nominees listed           AUTHORITY to vote
                                    below (except as          for all nominees
                                    indicated below)            listed below
1.   Election of six directors.           [ ]                        [ ]

     Nominees: W. Allen Reed,
     J. Kenneth Stringer III,
     Lief Bergstrom, Lars Spongberg,
     Patrick L. Edsell and Egon Linderoth

     INSTRUCTION: To withhold authority to vote for any nominee write that nominee's name(s) in this space:

     ---------------------------------------------------------------------------

                                                           FOR  AGAINST ABSTAIN
2.   Approval of amendment to 1992 Stock Incentive Plan.   [ ]    [ ]     [ ]

3.   Ratification of appointment of auditors.              [ ]    [ ]     [ ]

4. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.


                                             -----------------------------------
                                             Typed or Printed name(s)

                                             -----------------------------------
                                             Authorized Signature

                                             -----------------------------------
                            -----------      Title or authority, if applicable
                                      |
                                      |      -----------------------------------
                                      |      Date
                                      |
                                             Please sign exactly as your name
                                             appears on this Proxy Card. If
                                             shares are registered in more than
                                             one name, all such persons should
                                             sign. A corporation should sign in
                                             its full corporate name by a duly
                                             authorized officer, stating his/her
                                             title. Trustees, guardians,
                                             executors, and administrators
                                             should sign in their official
                                             capacity, giving their full title
                                             as such. If a partnership, please
                                             sign in the partnership name by
                                             authorized person(s).

        IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN
                 ALL SUCH CARDS IN THE ACCOMPANYING ENVELOPE.
--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE